UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2012

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amended 8-K”) is being filed as an amendment to the Current Report on Form 8-K filed by Manning & Napier, Inc. (the “Company”) with the Securities and Exchange Commission on June 25, 2012 (the “Original 8-K”). The purpose of this Amended 8-K is to update the disclosure under “Item 5.07 Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding the determination of the Board of Directors of the Company as to whether the Company will submit future non-binding votes on executive compensation to the stockholders for consideration every one, two, or three years. No other changes are being made to the Original 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, at the Company’s annual meeting of stockholders held on June 20, 2012, a non-binding advisory vote was held regarding the frequency of future non-binding advisory votes to approve the compensation of named executive officers. A majority of the shares of the Company’s Class A common stock and Class B common stock, voting as a single class, voted for the Company to hold non-binding advisory votes every three years. However, a majority of the shares of the Company’s Class A common stock voted for the Company to hold non-binding advisory votes every year. In light of these results and after further discussion by the Board of Directors of the Company, the Board of Directors determined that the Company will hold non-binding advisory votes to approve the compensation of named executive officers every year until the next required non-binding advisory vote on the frequency of future non-binding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: November 6, 2012	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer